Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Med-Emerg International Inc. (the "Company") on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, ,  to the best of such officer’s knowledge,  that:

1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 14, 2007

By:       /s/ William Danis
Name: William Danis
Title: Chief Financial Officer (Principal Financial and Accounting Officer)